UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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ACUITY BRANDS, INC.

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing December 6, 2017, Acuity Brands, Inc. (the “Company”) provided the following communication to stockholders.

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 5, 2018

EXPLANATORY NOTE
The following disclosure supplements the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 21, 2017 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors for the above-referenced annual meeting of stockholders and any adjournment or postponement thereof. There are no other changes to the Proxy Statement or the matters to be considered by the Company’s stockholders.  This supplemental disclosure should be read together with the Proxy Statement, which should be read in its entirety.  Terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meanings given to them in the Proxy Statement.
SUPPLEMENTAL DISCLOSURE REGARDING ITEM 5—APPROVAL OF THE AMENDED AND RESTATED ACUITY BRANDS, INC. 2012 OMNIBUS STOCK INCENTIVE COMPENSATION PLAN
The following supplemental disclosure supersedes and replaces the section captioned “Description of the Amended 2012 Plan - Eligibility” on page 57 of the Proxy Statement.
Eligibility. The Committee may grant awards under the Amended 2012 Plan to the Company’s employees, non-employee directors or consultants, and any prospective employee who has accepted an offer of employment from the Company or any Subsidiary or Affiliate (as such terms are defined in the Amended 2012 Plan). However, only employees will be eligible to receive “incentive stock options” under the Amended 2012 Plan.
As disclosed on page 5 of the Company’s Annual Report on Form 10-K that accompanies this Proxy Statement, the Company employed approximately 12,500 associates as of August 31, 2017 who could be eligible to receive awards under the Amended 2012 Plan, of which approximately 4,000 were employed in the United States, approximately 8,000 in Mexico, and approximately 500 in other international locations, including Europe, Canada, and the Asia/Pacific region. As further disclosed on page 17 of this Proxy Statement, there are currently 11 non-employee directors of the Company who could be eligible to receive awards under the Amended 2012 Plan. Finally, as of the date of this Proxy Statement there are 10 consultants who could be eligible to receive awards under the Amended 2012 Plan.
The addition of consultants as eligible individuals under the Amended 2012 Plan is intended to provide the Company with additional flexibility to grant awards under the plan. During the last fiscal year, there were approximately 20 individuals who would be deemed consultants for the purposes of the Amended 2012 Plan. While we have no current expectations as to whether we will make awards to any consultants under the Amended 2012 Plan, we believe it is important to provide the flexibility to do so if it is in the interests of our stockholders.
As described below under “- Plan Administration,” the basis for participation in the Amended 2012 Plan is the decision of the Committee, as the administrator of the plan, in its sole discretion in furtherance of the purposes of the Amended 2012 Plan, as described above under “- Purpose”. Subject to the provisions of the Amended 2012 Plan, the Committee may, from time to time, select participants from all eligible individuals and shall determine the nature and amount of each award.

The following disclosure supplements the section captioned “New Plan Benefits” on page 63 of the Proxy Statement by adding a new second paragraph with the heading “Benefits to Named Executive Officers and Others.”
Benefits to Named Executive Officers and Others
Awards under the Amended 2012 Plan are at the discretion of the Committee. Accordingly, future awards under the Amended 2012 Plan are not determinable.
As of November 3, 2017, approximately 1.2 million shares had been granted under the 2012 Plan, of which, approximately 672,000 were outstanding awards (either exercisable or unvested) under the 2012 Plan. The table below shows the number of outstanding awards under the 2012 Plan to the named executive officers and the other individuals and groups indicated. The closing price of our common stock on November 3, 2017 was $162.07 per share.

	Option Awards	Stock Awards
Name and Position	Number of Shares (#) (1)	Number of Shares (#) (2)
Vernon J. Nagel	136,037	30,908
Chairman, President and Chief Executive Officer
Mark A. Black	20,826	23,208
Executive Vice President
Richard K. Reece	54,110	23,471
Executive Vice President and Chief Financial Officer
All Executive Officers as a Group (4 individuals)	210,973	89,656
All Employees as a Group (including all Officers who are not Executive Officers)	83,310	287,485
All Non-Employee Directors as a Group	—	214

(1)
Excludes stock options outstanding under prior plans: for Mr. Nagel, 44,800 options; for Mr. Reece 14,930 options; and for all employees as a group (including all Officers who are not Executive Officers, 4,633 options. No stock options are outstanding to our Non-Employee Directors as a Group.

(2)	No restricted stock awards and/or units remain outstanding under prior plans.
Since the inception of the 2012 Plan, we have made awards under the 2012 Plan to 4 executive officers, 946 employees (including all officers who are not executive officers) and 4 non-employee directors.
SUPPLEMENTAL DISCLOSURE REGARDING HOUSEHOLDING PROCEDURES
The following supplemental disclosure adds to the disclosure provided on page 70 of the Proxy Statement under “Next Annual Meeting - Stockholder Proposals and Director Nominations.”
Householding
We have adopted a procedure approved by the SEC called “householding” under which multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice of Internet Availability of Proxy Materials unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us in writing or by telephone at: Corporate Secretary, Acuity Brands, Inc., 1170 Peachtree Street, NE, Suite 2300, Atlanta, Georgia 30309, (404) 853-1400, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials or Notice of Internet Availability of Proxy Materials by notifying us in writing or by telephone at the same address or telephone number.

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